UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM 8-K
                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934
                            --------------------

     Date of Report (Date of earliest event reported): August 20, 2002

                     TRAVELERS PROPERTY CASUALTY CORP.

             (Exact Name of Registrant as Specified in Charter)


            Connecticut                  001-31266            No. 06-1008174

  (State or Other Jurisdiction of    (Commission File       (IRS Employer
           Incorporation)                 Number)           Identification No.)


       One Tower Square, Hartford, Connecticut                         06183

     (Address of principal executive offices)                        (Zip Code)


     Registrant's telephone number, including area code: (860) 277-0111


                               Not Applicable

       (Former name or former address, if changed since last report.)



ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On August 20, 2002, Travelers Property Casualty Corp. issued a press release announcing that Citigroup Inc. had completed its spin-off of Travelers Property Casualty Corp. by distributing 219,050,000 shares of Travelers Property Casualty Corp. class A common stock and 450,050,000 shares of Travelers Property Casualty Corp. class B common stock to holders of record of Citigroup Inc. common stock at 5:00 p.m. Eastern Time on August 9, 2002. The press release is attached as Exhibit 99 to this Report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits:

                  The following exhibit is filed herewith:

                  Exhibit 99 Press Release, dated August 20, 2002.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRAVELERS PROPERTY CASUALTY CORP.


Date:  August 20, 2002                      By: /s/ Paul H. Eddy
                                                --------------------------
                                                Name:  Paul H. Eddy
                                                Title: Assistant Secretary

                               EXHIBIT INDEX

Exhibit No.                Description

99                         Press Release, dated August 20, 2002.

                                                                 Exhibit 99

                  [TRAVELERS PROPERTY CASUALTY CORP. LOGO]


For Immediate Release
August 20, 2002
Travelers Property Casualty Corp. (NYSE symbol: TAP.A and TAP.B)

                TRAVELERS PROPERTY CASUALTY CORP. ANNOUNCES
                  COMPLETION OF ITS SPIN-OFF BY CITIGROUP

Hartford, CT - Travelers Property Casualty Corp. (NYSE: TAP.A and TAP.B) announced today that Citigroup has completed the spin-off of Travelers Property Casualty Corp. by distributing today 219,050,000 shares of Travelers class A common stock and 450,050,000 shares of Travelers class B common stock, owned by Citigroup.

After the close of trading on the New York Stock Exchange today, Citigroup stockholders of record on August 9, 2002, were issued a combination of
0.0432043 of a share of Travelers class A common stock and 0.0887656 of a share of Travelers class B common stock for each share of Citigroup common stock held. Cash will be paid in lieu of fractional shares.

As a result of the distribution, Citigroup currently holds approximately
49.95 million shares of Travelers class A common stock and approximately
49.95 million shares of Travelers class B common stock, representing 9.99% of the outstanding shares of Travelers common stock and 9.99% of the outstanding voting power of Travelers.

No fractional shares of Travelers class A common stock or Travelers class B common stock will be delivered as part of the distribution. Instead, fractional shares will be aggregated and sold on behalf of all stockholders. The net sale proceeds will then be distributed on a pro-rata basis to the affected stockholders.

As previously announced, Citigroup has received a private letter ruling from the Internal Revenue Service to the effect that the distribution of Travelers class A common stock and class B common stock will be tax free to Citigroup and its stockholders for U.S. federal income-tax purposes. Cash received in lieu of fractional shares will be taxable.

On or about August 14, 2002, Citigroup mailed an information statement to Citigroup stockholders of record as of 5:00 p.m. Eastern Time on August 9, 2002. The information statement contained a description of Travelers Property Casualty Corp., as well as a description of the distribution and certain U.S. federal income tax consequences of the distribution.

Travelers Property Casualty Corp. (NYSE: TAP.A and TAP.B) is a leading provider of a wide range of insurance products. The company is the second largest writer of homeowners and auto insurance through independent agents. Travelers is the third largest commercial lines insurer, providing a broad range of insurance products including workers' compensation, integrated disability, property, liability, specialty lines, surety bonds, inland/ocean marine, and boiler and machinery. For more information on Travelers products, see www.travelers.com

Contacts:
Media:            Keith Anderson    (860) 954-6390
                  Marlene Ibsen     (860) 277-9039

Investors:        Maria Olivo       (860) 277-8330